PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
(To Prospectus dated July 6, 2015)	Registration File No 333-205049

198,413 Shares of Common Stock Warrants to Purchase up to 148,810 Shares of Common Stock

One Horizon Group, Inc. is offering 198,413 shares of common stock and warrants to purchase up to 148,810 shares of common stock (and the shares of common stock that are issuable from time to time upon exercise of the warrants), pursuant to this prospectus supplement and the accompanying prospectus. The warrants will have a per share exercise price of $0.819. The warrants are exercisable immediately and will expire three years from the date of issuance.

Our common stock is listed on The NASDAQ Capital Market under the symbol “OHGI.” On September 14, 2016, the last reported sale price of our common stock was $0.75 per share. The aggregate market value of our common stock held by non-affiliates, computed by reference to the last sold price of $0.75 per share in The NASDAQ Capital Market on September 14, 2016 was $ 16,387,235.25 based on 21,849,647 outstanding shares held by non-affiliates. There is no established public trading market for the warrants and we do not expect a market to develop.

Investing in our common stock and warrants involved a high degree of risk. See “Risk Factors” beginning of page S-3 of this prospectus supplement for a discussion of information that should be considered in connection with an investment in our common stock and warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Combined Per Share and Warrant	Total
Public offering price	$0.63	$125,000
Proceeds, before expenses, to us	$0.58	$115,000

The date of this Prospectus Supplement is September 15, 2016

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
ABOUT INVENTERGY GLOBAL, INC.
RISK FACTORS
USE OF PROCEEDS
PLAN OF DISTRIBUTION
DESCRIPTION OF SECURITIES WE MAY OFFER
FORMS OF SECURITIES
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any freewriting prospectus we have authorized to be delivered to you in connection with this offering. We have not authorized anyone to provide you with information that is different. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you in connection with this offering is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any such free writing prospectus or of any sale of our securities offered hereby. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you in connection with this offering, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

We are offering to sell, and are seeking offers to buy, the securities offered hereby only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you in connection with this offering and the offering of the shares of our securities offered hereby in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to investors in connection with this offering must inform themselves about and observe any restrictions relating to the offering of the securities offered hereby and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus outside the United States. This prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you in connection with this offering do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any of the shares of our securities offered hereby by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under the shelf registration process, we may offer shares of our common stock, warrants or units of common stock and warrants at any combination with an aggregate initial offering price of up to $15,000,000 from time to time under this prospectus at prices and on terms to be determined by us.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the common stock we are offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus or any information incorporated by reference, the information contained in this prospectus supplement updates and supersedes such information. The information incorporated by reference into this prospectus supplement contains important business and financial information about us that is not included in, or delivered with, this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we provide to you that is required to be filed with the Commission. Neither we nor the underwriters have authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the shares of common stock in any jurisdiction where the offer or sale thereof is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

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It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the headings “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement and the accompanying prospectus.

We are offering to sell, and are seeking offers to buy, the common stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions or to certain person within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to the “Company,” “One Horizon” “we,” “us” and “our” refer to One Horizon Group Inc.. and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any free writing prospectus we authorize to be delivered to you in connection with this offering and the documents we have filed with the Securities and Exchange Commission that are incorporated herein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21B of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Words such as “may,” “should,” “anticipate,” “estimate,” “expect,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management’s present judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, risks and uncertainties relating to our current cash position and our need to raise additional capital in order to be able to continue to fund our operations, in addition to any net proceeds of this offering; the stockholder dilution that will result from this offering and that may result from future capital raising efforts and the exercise or conversion, as applicable, of our outstanding options, warrants and convertible preferred stock; the potential that the proceeds of this offering may be used in a manner that may not improve our financial condition or market value; anti-dilution protection afforded investors in prior financing transactions that may restrict or prohibit our ability to raise capital on terms favorable to us and our current stockholders; the potential delisting of our common stock from The NASDAQ Capital Market; our ability to retain our managerial personnel and to attract additional personnel; competition; our ability to secure additional patents; our ability to monetize patents or recoup our investments; our ability to protect intellectual property rights, and any and other factors, including the risk factors identified in the documents we have filed, or will file, with the Securities and Exchange Commission. Please also see the discussion of risks and uncertainties under the caption “Risk Factors”, beginning on page S-9 of this prospectus supplement and the factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2016.

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In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement, the accompanying prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the respective dates of this prospectus supplement, the accompanying prospectus or the date of the document incorporated by reference in this prospectus supplement or the accompanying prospectus. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

In this prospectus supplement, the accompanying prospectus, any free writing prospectus we authorize to be delivered to you in connection with this offering and the documents incorporated by reference herein or therein, we refer to information regarding our patent portfolios and other industry data. We believe that all such information has been obtained from reliable sources that are customarily relied upon by companies in our industry. However, we have not independently verified any such information.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information you should consider before investing in our securities. You should read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors” in this prospectus supplement on page S-9 and the financial and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision.

Overview

Our operations include the licensing of software to telecommunications operators and the development of software application platforms that optimize mobile voice, instant messaging and advertising communications over the Internet. Our proprietary software techniques use internet bandwidth more efficiently than other technologies that are unable to provide a low-bandwidth solution. The Horizon Platform is a bandwidth-efficient Voice over Internet Protocol platform for smartphones and also provides optimized data applications including messaging and mobile advertising. We license our software solutions to telecommunications network operators and service providers in the mobile, fixed line and satellite communications markets. We are an ISO 9001 and ISO 20000-1 certified company with assets and operations in Switzerland, the United Kingdom, China, India, Singapore and Hong Kong.

We have developed a mobile application, “Horizon Call,” which enables highly bandwidth-efficient VoIP calls over a smartphone using a 2G/EDGE, 3G, 4G/LTE, WiFi or WiMax connection. Our Horizon Call application is currently available for iPhones and for Android handsets.

Unlike other mobile VoIP applications, Horizon Call creates a business-to-business solution for mobile operators. It is a software solution that telecommunications operators license, brand and deploy. Mobile operators decide how to integrate Horizon Call within their portfolio and how to offer it commercially. Horizon Call can be customized according to each mobile operators’ own branding. It helps them to manage rising traffic volumes while combating the competitive threat to their voice telephony revenues from other mobile VoIP applications by giving its mobile data customers a more efficient mobile VoIP solution that adds value to their mobile data network.

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We believe that emerging markets represent a key opportunity for Horizon Call because there are significant markets with high population density, high penetration of mobile phones, congested mobile cellular networks and high growth in the adoption of smartphones. These factors will put increased pressure on mobile operators to manage their network availability.

In this context, the Company has entered into some strategic relationships with local partners in certain regions to seize upon this opportunity. As of the date of this report, we have formed strategic relationships in India, Russia and Latin America.

We expect to form strategic relationships when local regulations prevent us from accessing a particular market directly.

We plan to fund our expansion through debt financing, cash from operations and potential equity financing. However, we may not be able to obtain additional financing at acceptable terms, or at all, and, as a result, our ability to continue to improve and expand our software products and to expand our business could be adversely affected.

Recent Developments

Business Operation

In February 2015, we announced the rollout of our platform in China, brand named, Aishuo. The Aishuo platform provides VoIP services, a Value Added Virtual SIM solution delivered through a PRC entity controlled by us via various contractual arrangements, Suzhou Aishuo. The Aishuo product has been delivered to the major stores in Chinese App marketplace including Baidu’s 91.com and Baidu.com, the Tencent App store MyApp.com, 360 Qihoo store 360.cn and the ever growing Xiaomi store mi.com. The Aishuo smartphone app is expected to drive multiple revenue streams from the supply of its value-added services including the rental of Chinese telephone phone numbers linked to the app, low cost local and international calling plans and sponsorship from advertisers. Subscribers can top up their app credit from the biggest online payment services in China including AliPay (from Alibaba), Union Pay, PayPal and Tenent’s WeChat payment service.

Since its commercial availability in the second quarter of 2015, Aishuo has been downloaded over 12 million times in 2015 and has doubled its revenues for the last 3 consecutive quarters of 2015.

In August 2015, a Chinese based Satellite operator, KeyIdea, commenced the launch of its mobile Voice over IP solution targeting its VSAT customers in China. We expect this revenue share based co-operation to contribute to our revenues as the rollout of the numerous KeyIdeas earth stations and customer increases in the next few years.

In September 2015, a US based operator, Roam Frii, commenced the launch of its mobile Voice over IP solution targeting free Wi-Fi mobile hotspots throughout New York City. We expect this revenue share based co-operation to contribute to our revenues as the rollout of the numerous New York based Wi-Fi solutions increases in the next few years.

On November 30, 2015, we were awarded our USA patent for our bandwidth efficient mobile voice over Internet Protocol ("VoIP") platform. The Company has patent applications pending in Hong Kong, China, India, Europe and Eurasia/Russia.

In December 2015, we announced the rollout of our VoIP as a Service “VaaS” platform on the Microsoft Azure cloud. The Company sells its software, branding, hosting and operator services to smaller telecommunications operators, enterprises, operators in fixed line telephony, cable TV operators and to the satellite communications sector. The Company was showcased by Microsoft Corp. for its Azure technology (https://www.microsoft.com/en-gb/smb/customer-success-stories/building-a-global-business)

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In addition to the developments in the rollout of Aishuo smartphone app brand in mainland China, we have commenced our penetration into the Latin American market by signing a Horizon license contract with a regional operator. We consider Latin America a huge and growing market for mobile apps as Latin America growth is forecast to be in line with the global average and is also forecasting very significant VoIP revenues growing to $12.8bn by 2018 according to Vision Gain VoIP Market Forecast (https://www.visiongain.com/Report/1107/The-Voice-Over-Internet-Protocol-(VoIP)-Market-2013-2018). On December 18, 2015, we formed a new Latin America company to facilitate our expansion into the region.

Our B2B platform is currently being used by a pre-paid Smartphone VoIP application launched by different carriers respectively, some of which are listed as follows:

·	Smart Communications, Inc, (“Smart”), the Philippines' leading wireless services provider with 57.3 million subscribers on its GSM network as of end-June 2013.

·	Singapore Telecommunications (“Singtel”), the Singapore’s leading wireless services provider with a combined mobile subscriber base of 500 million customers from its own operations and regional associates in 25 countries at end of March 2014.

·	PT Smartfren Telecom Tbk (“Smartfren”), Smartfren is a wireless service provider with a combined mobile subscriber base of 12.5 million on its CDMA network as of October 2013.

Offering and Market Related

On August 10, 2015, in connection with an Underwriting Agreement dated August 4, 2015 (the “Underwriting Agreement”) with Aegis Capital Corp. (“Aegis”), as representative of the several underwriters named therein (the “Underwriters”), we closed a firm commitment underwritten public offering of 1,714,286 shares of Common Stock, and warrants to purchase up to an aggregate of 857,143 shares of Common Stock at a combined offering price of $1.75 per share and accompanying Warrant. Pursuant to the Underwriting Agreement, the Underwriters exercised an option to purchase 151,928 additional shares of Common Stock and 75,964 additional warrants. The net proceeds from the offering were approximately $2.89 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The warrants offered have a per share exercise price of $2.50 (subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholder), are exercisable immediately and will expire three years from the date of issuance. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Corporate Information

Our principal executive offices are located at T1-017 Tierney Building, University of Limerick, Limerick, Ireland, Tel 353-61-518477. The URL for our website is http://www.onehorizongroup.com/ .. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be a part of, this prospectus.

THE OFFERING

Common stock offered by us	198,413 shares

Warrants offered by us	Warrants to purchase up to 148,810 shares of common stock. The warrants will be immediately exercisable and will expire on the third anniversary of the date of issuance. Each warrant will have an exercise price of $0.819 per share.

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For more information, see the section entitled “Description of Securities We Are Offering — Warrants.”

This prospectus supplement also relates to the offering of the common stock issuable upon exercise of the warrants.

Common stock to be outstanding immediately after this offering	35,288,836 shares (assuming none of the warrants issued in this offering are exercised).

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. We may receive additional proceeds from this offering if the investors decide to exercise the warrants issued in the Offering. See “Use of Proceeds” in this prospectus supplement.

NASDAQ Capital Market symbol

OHGI. We do not intend to list the warrants on the NASDAQ Capital Market, any other national securities exchange or any nationally recognized trading system

We do not intend to list the warrants on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

Risk Factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement.

The number of shares of common stock to be outstanding after this offering in the table above is based on 35,090,423 shares outstanding as of September 14, 2016 and assumes the sale of 198,413 shares in this offering. This number excludes, as of that date:

●	148,810 shares of common stock issuable upon exercise of warrants to be issued to investors in this offering at an exercise price of $0.819 per share;

●            excludes 1,647,800 shares of our common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $1.94 per share as of July 24, 2015;

●            excludes 2,357,547 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $3.73 per share as of July 24, 2015;

●            excludes 450,000 shares of our common stock may become issuable upon exercise of outstanding performance warrants based on downloaded OHGI apps during 24 months to December 2016;

●            excludes 1,555,556 shares of common stock issuable upon conversion of outstanding convertible debentures as of July 24, 2015; and

●            excludes 170,940 shares of common stock issuable upon conversion of 170,940 outstanding shares of Series A Preferred Stock as of July 24, 2015.

Unless otherwise specifically stated, information throughout this prospectus supplement does not assume the exercise of outstanding options or warrants to purchase shares of common stock.

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RISK FACTORS

An investment in our common stock and warrants involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this prospectus supplement, and all other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

RISKS ASSOCIATED WITH OUR BUSINESS AND INDUSTRY

We operate in a fast-evolving industry, which may make it difficult to evaluate our business and prospects.

We develop and license software to telecommunications operators. We develop software application platforms that optimize mobile voice, instant messaging and advertising communications over the internet, collectively, the “Horizon Platform.” Our industry is characterized by rapid changes in technology and customer demands. As a result, our products may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current products on a timely and cost-effective basis. Further, our products must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products may not be favorably received. We cannot assure you that we will be profitable every year. We expect that our operating expenses will increase as we expand. Any significant failure to realize anticipated revenue growth could result in operating losses.

Our revenue, operating results and gross margin can fluctuate significantly and unpredictably from quarter - to - quarter and from year - to - year, and we expect that they will continue to do so, which could have a material adverse effect on our operating results.

The rate at which our customers order our products, and the size of these orders, are highly variable and difficult to predict. In the past, we have experienced significant variability in our customer purchasing practices on a quarterly and annual basis, and we expect that this variability will continue, as a result of a number of factors, many of which are beyond our control, including:

●	demand for our products and the timing and size of customer orders;

●	length of sales cycles, which may be extended by selling our products through channel partners;

●	length of time of deployment of our products by our customers;

●	customers’ budgetary constraints;

●	competitive pressures; and

●	general economic conditions.

As a result of this volatility in our customers’ purchasing practices, our revenue has historically fluctuated unpredictably on a quarterly and annual basis and we expect this to continue for the foreseeable future. Our budgeted expense levels depend in part on our expectations of future revenue. Because any substantial adjustment to expenses to account for lower levels of revenue is difficult and takes time, if our revenue declines, our operating expenses and general overhead would likely be high relative to revenue, which could have a material adverse effect on our operating margin and operating results.

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If we are not able to manage our operating expenses, then our financial condition may be adversely affected.

Our operating expenses increased to $9.5 million for the year ended December 31, 2015 from $5.1 million for the year ended December 31, 2014 and our revenue decreased to $1.5 million for the year ended December 31, 2015 from $5.1 million for the year ended December 31, 2014. We incurred a net loss of $10.9 million for the year ended December 31, 2015 compared to a net loss of $2.0 million for the year ended December 31, 2014. Our ability to reach and maintain profitability is conditional upon our ability to manage our operating expenses. There is a risk that we will have to increase our operating expenses in the future. Factors that could cause our operating expenses to increase include our determination to spend more on sales and marketing in order to increase product sales or our determination that more research and development expenditures are required in order to keep our current software products competitive or in order to develop new products for the market. To the extent that our operating expenses increase without a corresponding increase in revenue, our financial condition would be adversely impacted.

We face larger and better-financed competitors, which may affect our ability to operate our business and achieve or maintain profitability.

Management is aware of similar products which compete directly with our products and some of the companies developing these similar products are larger and better-financed than us and may develop products similar to those of our company. In addition to price competition, increased competition may result in other aggressive business tactics from our competitors, such as:

●	emphasizing their own size and perceived stability against our smaller size and narrower recognition;

●	providing customers “one-stop shopping” options for the purchase of network equipment and application software;

●	offering customers financing assistance; and

●	making early announcements of competing products and employing extensive marketing efforts.

Such competition may potentially adversely affect our profitability.

Our operations and managements are located outside of the United States; U.S. investors may experience difficulties in attempting to effect service of process and to enforce judgments based upon U.S. federal securities laws against the company and its non U.S. resident officers and directors.

While we are organized under the laws of State of Delaware, our management, our officers and directors are non-U.S. residents, and our headquarters are located outside of the United States. Consequently, it may be difficult for investors to effect service of process on such officers and directors in the United States and to enforce in the United States judgments obtained in United States courts against such persons based on the civil liability provisions of the United States securities laws. Since all our assets are located outside of the U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary technology incorporated in our software. If any of our competitors' copies or otherwise gains access to our proprietary technology or develops similar technologies independently, we would not be able to compete as effectively. We also consider our family of registered and unregistered trademarks such as SmartPackets invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brand. The measures we take to protect the proprietary technology software, and other intellectual property rights, which presently are based upon a combination of patents, patents pending, copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorized use. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights.

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We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and divert resources from intended uses. In addition, notwithstanding any rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our website or other of our technologies.

Unless we can establish broad market acceptance of our current products, our potential revenues may be significantly reduced.

We expect that a substantial portion of our future revenue will be derived from the sale of our software products. We expect that these product offerings and their extensions and derivatives will account for a majority of our revenue for the foreseeable future. Broad market acceptance of our software products is, therefore, critical to our future success and our ability to continue to generate revenues. Failure to achieve broad market acceptance of our software products as a result of competition, technological change, or otherwise, would significantly harm our business. Our future financial performance will depend primarily on the continued market acceptance of our current software product offerings and on the development, introduction and market acceptance of any future enhancements. There can be no assurance that we will be successful in marketing our current product offerings or any new product offerings, applications or enhancements, and any failure to do so would significantly harm our business.

Our products must interoperate with many different networks, software applications and hardware products, and this interoperability will depend on the continued prevalence of open standards.

Our products are designed to interoperate with our customers’ existing and planned networks, which have varied and complex specifications, utilize multiple protocol standards, software applications and products from numerous vendors and contain multiple products that have been added over time. As a result, we must attempt to ensure that our products interoperate effectively with these existing and planned networks. To meet these requirements, we have and must continue to undertake development and testing efforts that require significant capital and employee resources. We may not accomplish these development efforts quickly or cost-effectively, or at all. If our products do not interoperate effectively, installations could be delayed or orders for our products could be cancelled, which would harm our revenue, gross margins and our reputation, potentially resulting in the loss of existing and potential customers. The failure of our products to interoperate effectively with our customers’ networks may result in significant warranty, support and repair costs, divert the attention of our engineering personnel from our software development efforts and cause significant customer relations problems.

We are subject to the credit risk of our customers, which could have a material adverse effect on our financial condition, results of operations and liquidity.

We are subject to the credit risk of our customers. Businesses that are good credit risks at the time of sale may become bad credit risks over time. In times of economic recession, the number of our customers who default on payments owed to us tends to increase. If we fail to adequately assess and monitor our credit risks, we could experience longer payment cycles, increased collection costs and higher bad debt expense.

We are dependent on our management team and the loss of any key member of that team could have a material adverse effect on our operations and financial condition.

We attribute our success to the leadership and contributions of our managing team comprising executive directors and key executives, in particular, to our Chief Executive Officer, the founder and Chief Technology Officer, Brian Collins, and Chief Financial Officer, Martin Ward.

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Our continued success is therefore dependent to a large extent on our ability to retain the services of these key management personnel. The loss of their services without timely and qualified replacement, would adversely affect our operations and hence, our revenue and profits.

We may not have sufficient insurance coverage and an interruption of our business or loss of a significant amount of property could have a material adverse effect on our financial condition and operations.

We currently do not maintain any insurance policies against loss of key personnel and business interruption as well as product liability claims. If such events were to occur, our business, financial performance and financial position may be materially and adversely affected.

We may be unable to effectively manage our expansion.

We have identified several growth plans. These expansion plans may strain our financial resources. In addition, any significant growth into new markets may require an expansion of our employee base for managerial, operational, financial, and other purposes. During any growth, we may face problems related to our operational and financial systems and controls. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

If we are unable to successfully manage our expansion, we may encounter operational and financial difficulties which would in turn adversely affect our business and financial results.

We may require additional funding for our growth plans, and such funding may result in a dilution of your investment.

We attempted to estimate our funding requirements in order to implement our growth plans.

If the costs of implementing such plans should exceed these estimates significantly or if we come across opportunities to grow through expansion plans which cannot be predicted at this time, and our funds generated from our operations prove insufficient for such purposes, we may need to raise additional funds to meet these funding requirements.

These additional funds may be raised by issuing equity or debt securities or by borrowing from banks or other resources. We cannot assure you that we will be able to obtain any additional financing on terms that are acceptable to us, or at all. If we fail to obtain additional financing on terms that are acceptable to us, we will not be able to implement such plans fully. Such financing even if obtained, may be accompanied by conditions that limit our ability to pay dividends or require us to seek lenders’ consent for payment of dividends, or restrict our freedom to operate our business by requiring lender’s consent for certain corporate actions.

Further, if we raise additional funds by way of a rights offering or through the issuance of new shares, any shareholders who are unable or unwilling to participate in such an additional round of fund raising may suffer dilution in their investment.

We may be unable to adequately safeguard our intellectual property or we may face claims that may be costly to resolve or that limit our ability to use such intellectual property in the future.

Our business is reliant on our intellectual property. Our Horizon platform and software application is the result of our research and development efforts, which we believe to be proprietary and unique. However, we are unable to assure you that third parties will not assert infringement claims against us in respect of our intellectual property or that such claims will not be successful. It may be difficult for us to establish or protect our intellectual property against such third parties and we could incur substantial costs and diversion of management resources in defending any claims relating to proprietary rights. If any party succeeds in asserting a claim against us relating to the disputed intellectual property, we may need to obtain licenses to continue to use the same. We cannot assure you that we will be able to obtain these licenses on commercially reasonable terms, if at all. The failure to obtain the necessary licenses or other rights could cause our business results to suffer.

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Our strategy with respect to our intellectual property is to patent our core software concepts wherever possible. All of our software is developed “in-house,” and then licensed to our customers. We take steps, including by contracts, to ensure that any changes, modifications or additions to the Horizon Platform requested by our customers remain the sole intellectual property of the Company. However, our efforts in this regard may be inadequate to deter misappropriation of our proprietary information or we may be unable to detect unauthorized use and take appropriate steps to enforce our rights. Policing unauthorized use of our intellectual property is difficult and there can be no assurance that the steps taken by us will prevent misappropriation of our intellectual property.

Where litigation is necessary to safeguard our intellectual property, or to determine the validity and scope of the proprietary rights of others, this could result in substantial costs and diversion of our resources and could have a material adverse effect on our business, financial condition, operating results or future prospects.

RISKS ASSOCIATED WITH OUR COMMON STOCK AND THIS OFFERING

Our directors control a substantial number of shares of our common stock, decreasing your influence on stockholder decisions.

Based on the 35,288,836 shares of common stock that were issued and outstanding as of September 14, 2016, our directors owned approximately 26.2% of our outstanding common stock. As a result, our directors as a group could have a significant influence in delaying, deferring or preventing any potential change in control of our company; they will be able to strongly influence the actions of our board of directors even if they were to cease being directors of our company and can effectively control the outcome of actions brought to our stockholders for approval. Such a high level of ownership may adversely affect the exercise of your voting and other stockholder rights.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

The exercise of all or any number of outstanding warrants or stock options or the issuance of other stock-based awards or any issuance of shares to raise funds may dilute your holding of shares of our common stock.

If the holders of outstanding warrants, stock options, convertible debenture and preferred share units exercise or convert all of their warrants, vested stock options and convertible debenture and preferred shares as at September 14, 2016, then we would be required to issue an additional 148,810 shares of our common stock, which would represent approximately 0.004% of our issued and outstanding common stock after such issuances. The exercise of any or all outstanding warrants or stock options that are exercisable below market price will result in dilution to the interests of other holders of our common stock.

We may in the future grant to certain or all of our directors, officers, insiders and key employees stock options to purchase the shares of our common stock, bonus shares and other stock based compensation as non-cash incentives to such persons. Subject to applicable stock exchange rules, if any, we may grant these stock options and other stock based compensation at exercise prices equal to or less than market prices, and we may grant them when the market for our securities is depressed. The issuance of any additional shares of common stock or securities convertible into common stock will cause our existing shareholders to experience dilution of their holding of our common stock.

In addition, shareholders could suffer dilution in their net book value per share depending on the price at which such securities are sold. Such issuance may cause a reduction in the proportionate ownership and voting power of all other shareholders. The dilution may result in a decline in the price of our shares of common stock or a change in the control of our company.

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We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our common stock.

We are currently authorized by our Amended Articles of Incorporation to issue 200,000,000 shares of our common stock and 50,000,000 shares of preferred stock. In certain circumstances, the common stock and preferred stock, as well as the awards available for issuance under the 2013 Incentive Option Plan, can be issued by our board of directors, without stockholder approval. Any future issuances of such stock would further dilute the percentage ownership of us held by holders of preferred stock and common stock. In addition, the issuance of preferred stock may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the common stock

Future sales of our common stock by our existing stockholders could cause our stock price to decline.

As of September 14, 2016, we have 35,288,836 shares of our common stock outstanding, all of which are currently eligible for sale in the public market, subject, in certain circumstances to the volume, manner of sale and other limitations under Rule 144 or 701 promulgated under the Securities Act. It is conceivable that stockholders may wish to sell some or all of their shares. If our stockholders sell substantial amounts of our common stock in the public market at the same time, the market price of our common stock could decrease significantly due to an imbalance in the supply and demand of our common stock. Even if they do not actually sell the stock, the perception in the public market that our stockholders might sell significant shares of our common stock could also depress the market price of our common stock.

A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities, and may cause stockholders to lose part or all of their investment in our shares of common stock.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

Because the price per share of our common stock sold in this offering may be substantially higher than the book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $0.63 per share and warrant, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2016 would have been approximately $ (1,521,00) million, or $(0.043) per share of common stock. This represents an immediate increase in the net tangible book value of $0.004 per share to our existing stockholders and an immediate and substantial dilution in as adjusted net tangible book value of $0.669 per share to new investors who purchase our common stock in the offering. See “Dilution.”

As a result of being a public company, we are subject to additional reporting and corporate governance requirements that will require additional management time, resources and expense.

As a public company we are obligated to file with the SEC annual and quarterly information and other reports that are specified in the Exchange Act. We are also subject to other reporting and corporate governance requirements under the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, all of which impose significant compliance and reporting obligations upon us and require us to incur additional expense in order to fulfill such obligations.

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We have identified material weaknesses in our internal controls, and we cannot provide assurances that these weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future. If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results, prevent fraud, or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. Though we have substantially improved our corporate governance and internal control policies during the year 2014, we have identified material weakness in our internal controls with respect to a lack of in-house US GAAP expertise for the year ended December 31, 2015. We will continue to take steps to remediate this material weakness in 2016 and to improve our control process and procedures with respect to US GAAP expertise and in general as part of our continuing efforts to become compliant with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. However, there is no assurance as to whether and when we will establish an effective internal control over our financial reporting.

Our shares of common stock are from time to time thinly-traded, so stockholders may be unable to sell at or near ask prices or at all if they need to sell shares to raise money or otherwise desire to liquidate their shares.

Our common stock has from time to time been “thinly traded,” meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give stockholders any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

Certain provisions of the General Corporation Law of the State of Delaware may have anti-takeover effects, which may make an acquisition of our company by another company more difficult.

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any business combination, including mergers and asset sales, with an interested stockholder (generally, a 15% or greater stockholder) for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The operation of Section 203 may have anti-takeover effects, which could delay, defer or prevent a takeover attempt that a holder of our common stock might consider in its best interest.

Our failure to meet the continued listing requirements of the NASDAQ Capital Market could result in a de-listing of our common stock.

Our shares of common stock are currently listed on the NASDAQ Capital Market. If we fail to satisfy the continued listing requirements of the NASDAQ Capital Market, such as the corporate governance requirements or the minimum stockholder’s equity requirement, the NASDAQ Capital Market may take steps to de-list our common stock. Such a de-listing would likely have a negative effect on the price of our common stock and would impair our stockholders’ ability to sell or purchase our common stock when they wish to do so. In the event of a de-listing, we would take actions to restore our compliance with the NASDAQ Capital Market’s listing requirements, but we can provide no assurance that any action taken by us would result in our common stock becoming listed again, or that any such action would stabilize the market price or improve the liquidity of our common stock.

Reports published by securities or industry analysts, including projections in those reports that exceed our actual results, could adversely affect our common stock price and trading volume.

Securities research analysts, including those affiliated with our underwriters, establish and publish their own periodic projections for our business. These projections may vary widely from one another and may not accurately predict the results we actually achieve. Our stock price may decline if our actual results do not match securities research analysts’ projections. Similarly, if one or more of the analysts who writes reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business or if one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, our stock price or trading volume could decline. While we expect securities research analyst coverage following this offering, if no securities or industry analysts begin to cover us, the trading price for our stock and the trading volume could be adversely affected.

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Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used for general corporate purposes, which may include, among other things, increasing our working capital, funding research and development, vendor payables, hiring additional personnel and capital expenditures. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our common stock.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

This issuance of shares of common stock in this offering could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

There is no public market for the warrants to purchase shares of our common stock being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including the NASDAQ Capital Market. Without an active market, the liquidity of the warrants will be limited.

Due to the speculative nature of warrants, there is no guarantee that it will ever be profitable for investors in the offering to exercise their warrants.

The warrants offered hereby do not confer any rights of share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire our common stock at a fixed price for a limited period of time. Investors in this offering may exercise their right to acquire the shares of common stock underlying their warrants at any time after the date of issuance by paying an exercise price of $0.819 per share (which is equal to 130% of the public offering price of the shares being offered pursuant to this prospectus), prior to their expiration on the date that is three years from the date of issuance, after which date any unexercised warrants will expire and have no further value. See “Description of the Securities We are Offering.” There can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the warrants, and, consequently, whether it will ever be profitable for investors to exercise their warrants

RISKS ASSOCIATED WITH DOING BUSINESS IN CHINA

Our business in China is operated through Suzhou Aishuo Network Information Co., Ltd (“Suzhou Aishuo”), a limited liability company organized in China and controlled by us via various contractual arrangements. Though we have less than 5% of our revenue currently generated in China, we expect such portion will increase with the quick expansion of rollout of our China mobile application Aishuo in China. However, there are risks generally associated with doing business in China, as set forth in the following risk factors.

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Our operations and assets in China are subject to significant political and economic uncertainties.

Changes in PRC laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results of operations and financial condition. Under its current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

We may have limited legal recourse under PRC laws if disputes arise under our contracts with third parties.

The Chinese government has enacted laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If our new business ventures are unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding the financial and business operations of these acquired companies. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under PRC law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

Failure to comply with the U.S. foreign corrupt practices act and Chinese anti-corruption laws could subject us to penalties and other adverse consequences.

Our executive officers, employees and other agents are subject to anti-corruption and anti-bribery laws including China’s anti-corruption laws and the U.S. Foreign Corrupt Practices Act, or the FCPA, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. The PRC also strictly prohibits bribery of government officials. However, corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC.

While we intend to implement measures to ensure compliance with the FCPA and China’s anti-corruption laws by all individuals involved with our company, our employees or other agents may engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in practices that violate either U.S or PRC laws, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations. In addition, our brand and reputation, our sales activities or our stock price could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China has only permitted provincial and local economic autonomy and private economic activities the last three decades, and, as a result, we are dependent on our relationship with the local government in the province in which we operate our business. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

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Uncertainties with respect to the governing regulations could have a material and adverse effect on us.

There are substantial uncertainties regarding the interpretation and application of the laws and regulations in the greater China area, including, but not limited to, the laws and regulations governing our business and our ownership of the equity interests in our PRC subsidiaries. PRC laws and regulations are frequently subject to change due to rapid economic and social development and many of them were newly enacted within the last 10 years. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business permits and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to the PRC subsidiary by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found to be in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

DILUTION

If you purchase our common stock in this offering, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering assuming no value is attributed to the warrants, and assuming they are accounted for and classified as equity. Our net tangible book value as of June 30, 2016 was approximately $(1,521,000) or approximately $(0.043) per share. Net tangible book value per share represents our total tangible assets less total tangible liabilities, divided by the number of common stock outstanding as of June 30, 2016.

After giving effect to the sale by us of 198,413 shares of common stock and warrants to purchase 148,810 shares of common stock in this offering at a combined public offering price of $0.63 per share of our common stock and the related warrants, and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2016 would have been approximately $(1,406,000), or approximately $(0.039) per share of common stock. This represents an immediate increase in net tangible book value of approximately $0.004 per share to existing stockholders and an immediate dilution of approximately $0.669 per share to new investors, attributing none of the combined public offering price to warrants offered hereby. The following table illustrates this per share dilution:

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Combined public offering price per share and related warrant		$0.630
Net tangible book value per share as of June 30, 2016	$(0.04)
Increase in net tangible book value per share attributable to new investors	$0.001
As adjusted net tangible book value per share as of June 30, 2016, after giving effect to this offering		$(0.039)
Dilution per share to new investors in the offering		$0.669

The number of shares of common stock outstanding used for existing stockholders in both the table and calculations above is based on 35,290,423 common stock issued and outstanding as of August 3, 2016. Except as otherwise indicated, the number of common stock to be outstanding after this offering excludes the common stock issuable upon exercise of the warrants being offered by us in this offering and also excludes:

•	148,810 shares of common stock issuable upon exercise of warrants to be issued to investors in this offering at an exercise price of $0.819 per share;

Investors that acquire additional common stock through the exercise of the warrants offered hereby may experience additional dilution depending on our net tangible book value at the time of exercise.

The above illustration of dilution per share to the investors participating in this offering assumes no conversion or exercise of our outstanding shares of preferred stock or options or warrants to purchase our common stock. To the extent that options, warrants or shares of preferred stock outstanding as of June 30, 2016 or issued thereafter have been or may be exercised or converted or other shares issued, the investors purchasing securities in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 198,413 shares of common stock and warrants to purchase up to 148,810 shares of common stock. The common stock and warrants are immediately separable and will be issued separately. The shares of common stock issuable from time to time upon exercise of the warrants, if any, are also being offered pursuant to this prospectus supplement and the accompanying prospectus.

Common stock

The material terms and provisions of our common stock are described under the captions “Description of Securities” on page 16 of the accompanying prospectus and “Common Stock” beginning on page 16 of the accompanying prospectus.

Warrants

The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the warrant, the form of which has been filed as an exhibit to the registration statement of which this prospectus supplement is a part. Prospective investors should carefully review the terms and provisions of the form of the warrant for a complete description of the terms and conditions of the warrants.

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Duration and Exercise Price. The warrants offered hereby will entitle the holders thereof to purchase up to an aggregate of 148,810 shares of common stock at an initial exercise price of $0.819 per share. The warrants will be immediately exercisable and will expire on the third anniversary of the date of issuance. The warrants will be issued in certificated form only. After the exercise period, holders of the warrants will have no further rights to exercise the warrants.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of our outstanding shares of common stock after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise. If, at the time a holder exercises its warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance of the shares underlying the warrant to the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrant.

Fundamental Transactions. In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale, lease, license or other disposition of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such event.

Transferability. Subject to applicable laws and the restriction on transfer set forth in the warrant, the warrants may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Listing. We do not intend to list the warrants on any securities exchange or other trading market.

Right as a Stockholder. Holders of the warrants will not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants, with certain exceptions.

Amendments. The warrants may be amended with our written consent and the written consent of the holder.

PLAN OF DISTRIBUTION

We have entered into securities purchase agreements with investors for the purchase of shares in this offering. We will deposit the common stock with the Depository Trust Company upon our receipt of funds from the investors. At the closing, Depository Trust Company will credit the shares to the respective accounts of the investors. We currently anticipate that closing of the sale of the shares under this prospectus supplement will take place as soon as practicable upon completion of the customary closing conditions set forth in the securities purchase agreements. Confirmations and this prospectus supplement and accompanying prospectus will be distributed to all investors who agree to purchase the shares, informing investors of the closing date as to these securities.

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We estimate the total expenses of this offering will be approximately $10,000. After deducting our estimated offering expenses, we expect the net proceeds from this offering to be approximately $11,500.

The form of securities purchase agreement with the purchasers is included as an exhibit to our Current Report on Form 8-K that will be filed with the Securities and Exchange Commission in connection with this offering.

The transfer agent for our common stock is Nevada Agency and Transfer Company.

Our common stock is quoted on The Nasdaq Capital Market under the symbol “OHGI”.

We are offering up to 198,413 shares of common stock, with an accompanying warrant to purchase up to a number of shares of common stock equal to 75% of such shares the purchaser has purchased, a public offering price of $0.63 per shares.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Hunter Taubman Fischer & Li LLC, New York, New York.

EXPERTS

The consolidated financial statements of One Horizon Group, Inc. as of and for the years ended December 31, 2015 and 2014 appearing in our Annual Report (Form 10-K) for the year ended December 31, 2015 have been audited by Peterson Sullivan LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm, as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information that we file with the Commission at the Commission’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Commission maintains an Internet website (http://www.sec.gov) that contains reports, proxy statements and information statements and other information regarding issuers that file electronically with the Commission. Our Commission filings are also available on our Internet website (http://www.one horizongroup.com). The information contained on or connected to our website is not, and you must not consider the information to be, a part of this prospectus supplement.

We have filed with the Commission a registration statement on Form S-3 (Registration No. 333-205049), of which this prospectus supplement and the accompanying prospectus are a part, under the Securities Act with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information concerning our company and the securities offered hereby, reference is made to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as exhibits to the registration statement, each such statement being qualified in all respects by such reference.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

All documents we have filed after the date of filing the initial registration statement on Form S-3 of which this prospectus supplement forms a part and prior to the effectiveness of such registration statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus to be part hereof from the date of filing of such documents. In addition, the documents we are incorporating by reference as of the date hereof are as follows:

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 31, 2016;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 9, 2016;

•	our Current Reports on Form 8-K filed with the SEC on January 12, 2016, January 25, 2016, January 28, 2016, March 4, 2016, March 9, 2016 April 13, 2016, April 20, 2016, May 17, 2016, May 18, 2016, July 21, 2016, July 25, 2016, July 27, 2016 and August 30, 2016; and

•	the description of our common stock contained in the our Registration Statement on Form 8-A filed with the SEC on July 2, 2014 (File No. 001-36530), including any amendment or report filed for the purpose of updating such description

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Item 2.02 or Item 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may obtain a copy of these filings, without charge, by writing or calling us at:

One Horizon Group, Inc.

T1-017 Tierney Building, University of Limerick

Limerick, Ireland

Attention: Brian Collins

353-61-518477

You should rely only on the information incorporated by reference or provided in this prospectus supplement or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of those documents.

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